Exhibit 23-b








                              ACCOUNTANTS' CONSENT



The Board of Directors
American Home Products Corporation:


We consent to the incorporation by reference in the registration statement on Form S-3 and in Post-Effective Amendment No. 1 to Form S-3 (No. 33-45324) of American Home Products Corporation of our report dated February 8, 1994, with respect to the consolidated balance sheets of American Cyanamid Company and its subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, earnings employed in the business, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 Annual Report on Form 10-K of American Cyanamid Company which was previously incorporated by reference into the Form 8-K of American Home Products Corporation filed on December 6, 1994. Our report refers to the adoption of the provisions of Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other
Than Pensions", and No. 109, "Accounting for Income Taxes", effective January 1, 1993.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

                                        /s/ KPMG Peat Marwick LLP


Short Hills, New Jersey
January 17, 1995